UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 26, 2016

Kimco Realty Corporation

 (Exact Name of Registrant as Specified in its Charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road Suite 100 New Hyde Park, NY	11042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On July 26, 2016, Kimco Realty Corporation, a Maryland corporation (“Kimco”), and its wholly-owned subsidiary, KRCX North Holdings, LLC (“KRCX North Holdings”), announced that the outstanding aggregate Canadian denominated (“CAD”) principal amounts of KRCX North Holdings’ (i) CAD $150 million Series 3 5.99% notes, maturing April 13, 2018 (“Series 3 Notes”), and (ii) CAD $200 million Series 4 3.855% notes, maturing August 4, 2020 (“Series 4 Notes” and, together with the Series 3 Notes, the “Canadian Notes”), will be redeemed on August 26, 2016 (“Canadian Notes Redemption Date”).

The redemption price for each series of Canadian Notes will consist of the sum of (i) CAD $1,000 per CAD $1,000 principal amount of Canadian Notes to be redeemed, (ii) a make-whole amount of approximately CAD $11.6 million, in the case of the Series 3 Notes in the aggregate, and of approximately CAD $21.5 million, in the case of the Series 4 Notes in the aggregate, and (iii) all accrued and unpaid interest on the Canadian Notes to be redeemed to and including the Canadian Notes Redemption Date.

A copy of the press release announcing the redemption of the Canadian Notes is hereby incorporated by reference and attached hereto as Exhibit 99.1.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Kimco, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On July 26, 2016, Kimco issued a notice of redemption for all of its outstanding 5.70% Senior Notes due 2017 (CUSIP No. 49446RAH2) (the “Senior Notes”).  As of the date hereof, $290,915,000 in aggregate principal amount of the Senior Notes remain outstanding. The Senior Notes will be redeemed on August 26, 2016 (the “Redemption Date”) at a redemption price (“Redemption Price”) equal to the greater of (i) 100% of the aggregate principal amount of the Senior Notes to be redeemed, plus accrued and unpaid interest on the Senior Notes to be redeemed to, but excluding, the Redemption Date, and (ii) the sum, as determined by an independent investment banker to be appointed by Kimco, of the remaining scheduled payments of principal and interest in respect of the Senior Notes being redeemed (exclusive of any interest accrued to, but excluding, the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus accrued and unpaid interest on the Senior Notes to be redeemed to, but excluding, the Redemption Date. The Redemption Price will be determined on August 23, 2016.

A copy of the press release announcing the redemption of the Senior Notes is hereby incorporated by reference and attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 26, 2016
99.2	Press Release, dated July 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: July 26, 2016	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 26, 2016
99.2	Press Release, dated July 26, 2016